                                                                      MTHM DRAFT
                                                                         4/15/99

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________

                               GSI LUMONICS INC.
              (Exact Name of issuer as specified in its charter)

        NEW BRUNSWICK                                NOT APPLICABLE
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

              105 SCHNEIDER ROAD, KANATA, ONTARIO, CANADA K2K 1Y3
              (Address of Principal Executive Offices) (Zip Code)
                                ______________
            GENERAL SCANNING INC. 1981 INCENTIVE STOCK OPTION PLAN
                 GENERAL SCANNING INC. 1992 STOCK OPTION PLAN
              GENERAL SCANNING INC. 1995 DIRECTORS' WARRANT PLAN
                          (Full titles of the plans)
                                ______________

                               WARREN SCOTT NIX
                     PRESIDENT AND CHIEF OPERATING OFFICER
                               GSI LUMONICS INC.
                              130 LOMBARD STREET
                           OXNARD, CALIFORNIA  93030
                                (805) 488-5559
                    (Name and address of agent for service)


         (Telephone number, including area code, of agent for service)

                                   Copy to:
                           CHARLES J. GARDNER, ESQ.
                               LABARGE WEINSTEIN
                                  XEROX TOWER
                        333 PRESTON STREET, 11/TH/ FLOOR
                            OTTAWA, ONTARIO K1S 5N4
                                (613) 231-3000
                                ______________

                                             CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                              Proposed Maximum      Proposed Maximum
                                             Amount To Be      Offering Price           Aggregate            Amount of
 Title of Securities To Be Registered         Registered         Per Share *         Offering Price *     Registration Fee
 ---------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value                  2,108,748         $ 4.0625            $ 8,566,788.75        $ 2,381.57
============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

================================================================================

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          The following documents filed by GSI Lumonics Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          (1) the Registrant's prospectus, dated February 11, 1999, as filed with the Commission on February 11, 1999, pursuant to Rule 424(b) of the Securities Act of 1933, as amended;

          (2) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and its Current Report on Form 8-K dated March 31, 1999 and

          (3) the description of the common stock of the Registrant contained in the Registrant's registration statement filed with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts or Counsel
------    -------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          New Brunswick law generally permits a corporation to indemnify its directors and officers for all costs, charges and expenses incurred by the person in respect of any action or proceeding to which that person is made a party by reason of being a director or officer if the person (1) acted in good faith with a view to the best interests of the corporation and, (2) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing his conduct was lawful. New Brunswick law generally requires a corporation to indemnify its directors and officers if the person is substantially successful on the merits of his defense of the action, the person fulfills (1) and (2) above, and is otherwise fairly and reasonably entitled to indemnity.

           The GSI Lumonics By-Law generally provides that the corporation is required to indemnify a director or officer against liability incurred in such capacity to the extent permitted or required by New Brunswick law.

           A policy of directors and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption  from Registration Claimed
------     ------------------------------------

           Not applicable.

Item 8.    Exhibits
------     --------

     5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the shares being registered, including Consent.

     23.1  Consent of Stewart McKelvey Stirling Scales (included in Exhibit
           5.1).

     23.2  Consent of Ernst & Young LLP, independent public accountants.

     24.1  Power of Attorney (included in signature pages).


Item 9.    Undertakings
------     ------------

           The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, California on this 19 day of April, 1999.


                                        GSI LUMONICS INC.


                                        By: /s/ Warren Scott Nix
                                           -----------------------
                                           Warren Scott Nix
                                           President and
                                           Chief Operating Officer


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints Warren Scott Nix and Charles D. Winston and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

          Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                            Title                                Date
         ---------                            -----                                ----
/s/ Charles D. Winston         Chief Executive Officer and Director             April 19, 1999
---------------------------
Charles D. Winston             (Principal Executive Officer)

/s/ Robert J. Atkinson         Chairman of the Board of Directors               April 19, 1999
---------------------------
Robert J. Atkinson


/s/ Warren S. Nix              President, Chief Operating Officer, and          April 19, 1999
---------------------------
Warren S. Nix                  Director

___________________________    Director                                         April __, 1999
Richard B. Black

___________________________    Director                                         April __, 1999
Paul F. Ferrari

___________________________    Director                                         April __, 1999
Yukihito Takahashi

/s/ Woodie C. Flowers          Director                                         April 18, 1999
---------------------------
Woodie C. Flowers

/s/ Benjamin J. Virgilio       Director                                         April 15, 1999
---------------------------
Benjamin J. Virgilio

/s/ Desmond J. Bradley         Vice President, Finance & Chief                  April 15, 1999
---------------------------    Financial Officer (Principal Financial
Desmond J. Bradley             and Accounting Officer)

/s/ Warren Scott Nix
---------------------------    ____________________________________________     April 19, 1999
Warren Scott Nix               Authorized Representative in the United States

                                 EXHIBIT INDEX


Exhibit No.                                 Description
----------                                  -----------

5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the shares being registered, including Consent.

23.1   Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.1).

23.2   Consent of Ernst & Young LLP, independent public accountants.

24.1   Power of Attorney (included in signature pages).